稅務局
印花稅署
香港灣仔告士打道5號 稅務大樓3樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
3/F, Revenue Tower, 5 Gloucester Road,
Wan Chai, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花證明書 STAMP CERTIFICATE

此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位
This stamp certificate is issued under the Stamp Duty Ordinance
and has the same legal status as conventional stamp
(此證明書必須夾附於下列文書上，作為已加蓋印花的證明。This certificate must be attached to the instrument shown below as evidence of stamping.)

HONG KONG
$2473
STAMP DUTY PAID

文書編號 Instrument Ref. No.:	1-22-129791-0-0-8
文書性質 Nature of Instrument:	租約 Lease
文書簽立日期 Date of Instrument:	16/08/2021 (日 Day / 月 Month / 年 Year)
租金總額 Total Rent:	$989,000.00
年期 Term (如適用 If applicable):	由 From: 01/07/2021 至 To: 30/06/2023
物業地址 Property Address:	6/F WING ON CHEONG BUILDING NO.5 WING LOK STREET SHEUNG WAN HK
有關人士姓名及身份 Name and capacity of parties:	**業主 Landlord(s):** (1) 慈恩投資有限公司 CHEE YEN INVESTMENT COMPANY (PTC) LTD **租客 Tenant(s):** (1) 慧悅公共關係顧問集團有限公司 INTELLIGENT JOY LIMITED

茲證明上述文書已加蓋印花 / 簽註如下:
This is to certify that the above instrument is stamped / endorsed as below:

印花證明書編號 Stamp Certificate No.	: 22-1-0249987-2
加蓋印花日期 Date of Stamping	: 16/08/2021 (日Day/月Month/年Year)
已付印花稅 Stamp Duty Paid	: $2,473.00
付款方式 Payment Method	:電子付款/現金 Electronic Payment / Cash

印花稅署署長 譚大鵬
TAM Tai-pang
Collector of Stamp Revenue

你可於 www.gov.hk/estamping 核對此證明書的真確性
You may check the authenticity of this certificate at www.gov.hk/estamping

稅務局
印花稅署
香港灣仔告士打道5號 稅務大樓3樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
3/F, Revenue Tower, 5 Gloucester Road,
Wan Chai, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花證明書 STAMP CERTIFICATE

此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位

This stamp certificate is issued under the Stamp Duty Ordinance and has the same legal status as conventional stamp

(此證明書必須夾附於下列文書上，作為已加蓋印花的證明。This certificate must be attached to the instrument shown below as evidence of stamping.)

文書編號 Instrument Ref. No.:	1-22-129791-0-1-5
文書性質 Nature of Instrument:	租約 Lease
文書簽立日期 Date of Instrument:	16/08/2021 (日 Day / 月 Month / 年 Year)
租金總額 Total Rent:	$989,000.00
年期 Term (如適用 If applicable):	由 From: 01/07/2021 至 To: 30/06/2023
物業地址 Property Address:	6/F WING ON CHEONG BUILDING NO.5 WING LOK STREET SHEUNG WAN HK
有關人士姓名及身份 Name and capacity of parties:	**業主 Landlord(s):** (1) 慈恩投資有限公司 CHEE YEN INVESTMENT COMPANY (PTC) LTD **租客 Tenant(s):** (1) 慧悅公共關係顧問集團有限公司 INTELLIGENT JOY LIMITED

HONG KONG
$5
STAMP DUTY PAID

茲證明上述文書已加蓋印花 / 簽註如下:

This is to certify that the above instrument is stamped / endorsed as below:

印花證明書編號 Stamp Certificate No.	: 22-1-0249988-5
加蓋印花日期 Date of Stamping	: 16/08/2021 (日Day/月Month/年Year)
已付印花稅 Stamp Duty Paid	: $5.00
付款方式 Payment Method	: 電子付款/現金 Electronic Payment / Cash
簽註/表明 Endorsement / Denotation:	

- 複本或對應本：文書正本已加蓋印花
  Duplicate or Counterpart, Original stamped with: $2,473.00

印花稅署署長 譚大鵬

TAM Tai-pang
Collector of Stamp Revenue

你可於 www.gov.hk/estamping 核對此證明書的真確性

You may check the authenticity of this certificate at www.gov.hk/estamping

THIS AGREEMENT made the 16 AUG 2021

BETWEEN the Landlord and the Tenant whose names addresses and descriptions are set forth in the First Schedule hereto.

WHEREBY the parties hereto agreed as follows:-

1. The Landlord lets and the Tenant takes All Those the premises more particularly described in the First Schedule hereto ("the said premises") Together with the right for the Tenant its employees servants workmen licensees customers and all persons authorized by the Tenant in common with the Landlord and other having the like right to use go pass and repass up down over and upon the entrance passages halls staircases lifts and other areas intended for common use as far as the same are necessary to the proper enjoyment of the said premises subject to the terms and conditions hereinafter contained.

2. The tenancy shall be for the period and commence on the date stated in the First Schedule hereto and subject to the provisions for earlier termination (if any) as hereinafter mentioned.

3. The rent per calendar month for the said premises during the said term shall be as stated in the First Schedule hereto. The rent payable hereunder shall be payable monthly in advance and clear of all deductions or set off whether legal or equitable whatsoever and the first of such payments to be made on the signing of this Agreement. When the term of tenancy does not commence on the 1st day of the month, the Landlord may at any time during the said term require the Tenant to pay rent for a particular month on a pro-rata basis, namely, from the commencement day to the end of the month, and thereafter the Tenant shall pay rent for each calendar month (including the last month of the said term also on a pro-rata basis) on the 1st day of each such calendar month.

4. On signing this Agreement the Tenant shall deposit with the Landlord the sum stated in the First Schedule hereto as deposit and on security for the due performance and observance by the Tenant of any term and condition under this Agreement and the said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and all solicitors' cost and disbursements on a solicitor and own client basis incurred

and any other expense loss damage sustained by the Landlord as the result of any non-observance and non-performance by the Tenant of any term and condition under the Agreement in the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and the failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the said premises and to determine this Agreement as hereinafter provided without prejudice to any other right of the Landlord against the Tenant. Subject to the aforesaid the said deposit shall be refunded without interest thereon to the Tenant by the Landlord within 14 days after delivery of vacant possession of the said premises to the Landlord or after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

5. The Tenant hereby agrees with the Landlord as follows:-

(a) To pay the reserved rent at the time and in manner aforesaid.

(b) To pay the Rates, Government Rent and all other taxes, assessments, charges impositions and water, electricity and gas charges and all other outgoings in respect of the said premises (Property tax excepted).

(c) To pay management fees and air-conditioning charges (collectively "the Management Fee") which is currently in the sum as specified in the Second Schedule hereto but is subject to review and revision by the Manager and/or the Landlord at any time.

(d) To pay the Management Fee monthly in advance throughout the term and on the days and in the manner as the payment of rent hereinbefore mentioned and are subject to increase by the Manager and/or the Landlord as provided herein.

(e) Where any plant machinery or equipment for air cooling ventilation or circulation is installed in or about the said premises (whether by the Landlord or the Tenant) the Tenant shall to the extent of its control over the same at all times use and regulate the same at their optimal level in such conditions from time to time prevailing and shall operate and maintain such air-conditioning plant

machinery and equipment within the said premises as the Landlord may reasonably direct to ensure a reasonably uniform standard of air cooling or ventilation throughout the Building.

(f) To use the said premises for such purpose only as stated in the First Schedule hereto.

(g) Not to use the said premises or any part thereof or permit them to be used for any illegal or immoral purpose.

(h) Not to do or permit to be done in or upon the said premises or any part thereof anything which may be or become a nuisance annoyance damage or disturbance to the Landlord or to any of the tenants or occupiers of the adjacent or neighboring premises.

(i) To make his own arrangements with the Hong Kong Telephone Company Limited with regard to the installation of telephones in the said premises, but the installation of telephone lines outside the said premises must be in accordance with directions and regulations from time to time stipulated by the Landlord.

(j) At the Tenant's own expense to keep the said premises including all internal fixtures and fittings at all times in good clean tenantable substantial and proper repair condition and deliver up the same to the Landlord at the expiration or sooner determination of the tenancy hereby created in the like condition (fair wear and tear excepted), and for the better observance hereof the Tenant shall only employ as cleaners of the said premises such persons or firms as shall be nominated by the Landlord.

(k) At the expense of the Tenant to maintain toilets and water apparatus located within the said premises (or elsewhere if used exclusively by the Tenant or its licensees) in good clean and tenantable state and in proper repair and condition at all time during the term of the tenancy hereby created to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned. If the Landlord shall not be satisfied with the cleaning standard or the repair, the Landlord shall employ other contractors to carry out the aforesaid cleaning and /or repair work the cost of which shall be borne by the Tenant.

(l) To keep in good order and condition all the drains and pipes in the said premises and to pay to the Landlord on demand the cost incurred by the Landlord in cleansing and clearing any of the drains and pipes choked or stopped up owing to careless use thereof by the Tenant or his employees servants or any persons authorized by him.

(m) Not to do or permit to be done anything whereby the policy or policies of insurance, if any, on the said premises or the Building against damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and to compensate the Landlord for all losses or damages the Landlord may suffer in consequence of the breach of this Agreement and to repay to the Landlord all sums paid by way of increased premium and all expenses incurred by him in or about any renewal of such policy or policies rendered necessary by a breach of this Agreement.

(n) Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams or any other part of the structure of the said premises or of the Building.

(o) To forthwith repair and amend in a proper and workmanlike manner any defect except a structural defect in the interior of the said premises of which notice shall be given to the Tenant.

(p) To replace all broken or damaged windows doors glass and fixtures of and in the said premises.

(q) To co-operate with the Landlord to maintain a uniform appearance for the Building and not to use or install anything inside the said premises which may be visible outside the said premises or which adversely affects the eternal appearance of the Building. In particular, but without in any way limiting the foregoing, no writing sign flag-pole or other device whether illuminated or not may be erected and no flag or similar item shall be flown or displayed from windows or from elsewhere in upon the Building without the prior written consent of the Landlord. The Landlord may withhold consent to any such writing sign flag-pole or device which in the opinion of the Landlord is undesirable and the Landlord's decision shall be final and binding on the Tenant.

(r) To permit the Landlord and his agents with or without workmen and others and with or without tools and appliances at all reasonable times to enter and view the state of repair of the said premises to take inventories of the fixtures therein and to carry out any repairs to the main walls timbers or structure thereof and also to amend and repair any defects for which the Tenant is liable and which he has failed to amend and repair in a proper and workman like manner within 7 days of the receipt of notice thereof from the Landlord and to pay the Landlord's cost of carrying out any such repairs or work and in connection with any such notice as aforesaid.

(s) To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises or any fixtures or fittings therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the said premises or any part thereof or through the act default or neglect of the Tenant its servants agents licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks.

(t) Not to use the said premises for the manufacture of goods or merchandise or for the storage of goods merchandise other than as samples or exhibits reasonably required in connection with the Tenant's business carried on therein nor to keep or store or cause or permit or suffer to be kept or stored any arms ammunitions gun-powder salt-petre petrol kerosene or other explosive or combustible substance or hazardous goods or unlawful goods in any part of the said premises or do or cause to be done any act or thing whatsoever in contravention to the covenants and provisions contained in the Government Lease and/or Conditions of the said premises and not at any time during the said term to allow the said premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any law for the time being in force in Hong Kong.

(u) Not to do or suffer any act which shall amount to a breach or non-observance of any negative or restrictive covenant contained in the Government Lease and/or Conditions under which the Landlord holds the said premises from the Government or any covenants terms and conditions contained in the Deed or

Mutual Covenant and the Management Agreement (if any) and any House Rules (if any) in respect of the whole building.

(v) Not without the previous consent in writing of the Landlord to make or permit any alterations in the said premises nor pull down alter or remove any portion of the partitions or fittings thereof nor make any alterations in the architectural features or facings or to the electrical installations thereof nor to cut maim or injure or suffer to be cut maimed or injured any doors windows walls joists cement concrete columns beams or girders thereof.

(w) To take all reasonable precautions to protect the interior of the said premises from storm or typhoon damage.

(x) If any excavation or other building works shall be made or authorized in or in the vicinity of the Building, the Tenant shall permit the Landlord its servants or agents to enter the said premises to do such work as may be deemed necessary to preserve the exterior walls or any part of the structure of the Building from injury or damage without any claim for damages or indemnity against the Landlord.

(y) Not to cause allow any obstruction of or leave anything or any refuse or garbage at in or on the entrance staircases passages or any other part of the Building which the Landlord and others have a common right to use.

(z) Not to assign transfer sublet share or part with the possession of the said premises or any part thereof and in the event of any such assign transfer subletting sharing or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Landlord shall forthwith be entitled to re-enter the said premises. This tenancy shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

(i) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or

disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next-of-skin trustee or committee of any such individual.

(iii) In the case of a tenant which is a corporation any take over reconstruction amalgamation merger voluntary liquidation.

(iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v) The change of the Tenant's business name or nature of business without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

(vi) Should the tenancy be under the name of a limited company a personal guarantee shall be provided by two or more major shareholders of the company as the Landlord may at its sole discretion decide and direct to guarantee the due performance and observation of the Tenants obligations under this Agreement. All legal costs and disbursements and registration fees (if any) for and incidental to the preparation of the guarantee are to be borne by the Tenant absolutely.

(aa) At the expiration or sooner determination of the said term quietly to yield up to the Landlord the said premises and reinstate the said premises to its original state and condition existing at the commencement of this tenancy provided that with the previous written consent of the Landlord the Tenant may yield up the said premises together with all fixtures fittings decorations partitions improvement and additions thereto in good and substantial repair and condition (fair wear and tear excepted).

(ab) To permit the Landlord during the two months immediately preceding the determination of the tenancy hereby created to affix and retain without interference upon any external part of the said premises a notice for reletting or selling the same and the Tenant shall permit person with written authority from the Landlord or their agents at all reasonable times of the day to enter and view

the said premises or any part thereof.

(ac) To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, bye-laws, rules, licences and requirements of any Governmental or other competent authority relating to the use and occupation of the said premises, or to any other act, deeds, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, customer, agent or licensee of the Tenant and without prejudice to the foregoing to obtain (where applicable) any license approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the said premises prior to the commencement of the Tenant's business and to maintain the same in force during the currency of this tenancy and to indemnify the Landlord against the consequences of a breach of this provision.

(ad) (i) Not without the previous written consent of the Landlord to erect install any fixtures partitioning or other erection or installation in the said premises or to make suffer or permit to be made any alterations or additions to the electrical wiring installation air-conditioning plant or ducting and lighting fixtures or any part thereof nor without the like consent to install or permit of suffer to be installed any equipment apparatus or machinery including any safe which impose a weight on any part of the flooring in excess of that for which it was designed and not to carry out any work which may affect or damage the structure of the said premises and/or the Building where upon the said premises form part.

(ii) Not without the previous written approval of the Landlord to alter the fitting out of any electrical and/or mechanical work and work relating to fire service and the common areas relating to the said premises and all electrical and mechanical fitting out plans should first be approved by the Landlord or its agent or the manager of the building where the said premises situate at and all electrical and work relating to fire service and the common areas and mechanical work shall only be carried out by such contractors as may be nominated by the Landlord or the said manager from time to time.

(iii) Not without the previous written approval of the Landlord to commence any fitting out work in the said premises and such approval given by the Landlord can be subject to any instruction and direction which the Landlord or the manager of the Building may at its sole discretion deem fit to impose and in carrying out such fitting out work the Tenant its servants agents

contractors and workmen shall from time to time obey and comply with all such instructions and directions.

(iv) Any fees or expenses incurred by the Landlord in connection with the giving of consents or approvals herein shall be borne by the Tenant.

(ae) Not to cook or permit or suffer to be cooked any food in the said premises or to permit any offensive or unusual odours to be produced upon or emanate from the said premises, and not to permit or allow any food containers to be brought on the said premises other than drinks and light snacks for consumption by employees of the Tenant.

(af) Not to keep or permit or suffer to be kept any animals or pets inside the said premises and to take all 'such steps and precautions to the satisfaction of the Landlord to prevent the said premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's costs such pest extermination contractors as the Landlord may approve and at such intervals as the Landlord may direct.

(ag) Not to permit any person to remain in the said premises overnight without the prior written permission of the Landlord such permission shall only be given to enable the Tenant to post watchman to look after the contents of the said premises which shall not be used as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force.

(ah) To keep the said permises open for business at all times of the year during the normal office hours adopted for the said building and without prejudice to the generality of the foregoing any suspension of the Tenant's business for a period of more than three (3) working days without the prior consent of the Landlord shall constitute a material breach of this provision entitling the Landlord to determine this Agreement and to regain possession of the said premises.

6. The Landlord hereby agrees with the Tenant as follows:-

(a) That the Tenant paying the rent hereby reserved and performing and observing the agreements hereinbefore contained shall have quiet possession and enjoyment of the said premises without any interruption by the Landlord or any person lawfully claiming through under or in trust for them.

(b) To pay the Property Tax in respect of the said premises.

(c) To keep in good repair and condition the roof, the exterior of the said premises and the main structure thereof.

7. PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows:-

(a) Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of any of its obligations herein.

(b) If the rent hereby reserved or any part thereof shall be unpaid fifteen (15) days after the same shall have become payable whether formally demanded or not or if the Tenant shall fail or neglect to perform or observe any of the terms and conditions herein contained and on his part to be performed or observed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation (save for the purpose of amalgamation or reconstruction) or shall enter into any composition or arrangement with his creditors or shall suffer his goods or chattels to be levied in execution then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's terms and conditions herein contained and a written notice served by the Landlord on the Tenant or left at the said premises to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provisions to the contrary. All solicitors costs and disbursements on a solicitor and own client basis and any other expense incurred by the Landlord in demanding the rent and other charges shall be repaid by the Tenant and shall be recoverable from him as a debt. The Landlord shall without prejudice to its other rights and remedies be entitled to charge and the Tenant shall pay interest on any arrears of rent at the rate of 0.05% per day from the date the same are due until payment.

(c) For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

(d) In the event of the said premises or the Building or any part thereof at any time being damaged or destroyed by fire water storm wind typhoon defective construction white-ants earthquake subsidence of the ground or any other cause (not attributable to the act or default of the Tenant its servants agents contractors or licensees) so as to be rendered unfit for use and occupation or being declared unfit for use and occupation or becoming subject to a demolition or closure order or is inaccessible due to any cause whatsoever then the rent hereby stipulated or a fair proportion thereof according to the nature and extent of the damage substained shall be suspended until the said premises shall be again rendered fit for occupation and use and the Landlord shall pay to the Tenant the amount of any such abatement in so far as the rent shall have been paid in advance provided the amount of such abatement shall be such sum as shall either be agreed between the parties in writing or in the event of failing by the parties to reach agreement by a single arbitrator in accordance with the provisions of the Arbitration Ordinance Chapter 341 of the Laws of Hong Kong or any statutory modification or re-enactment thereof for the time being in force AND provided always that the Landlord shall be under no obligation to reinstate the said premises if by reason of the condition of the said premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable so to do and that should the said premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after two months from the occurrence of such damage or inaccessibility or the aforesaid order give to the other notice in writing to terminate the tenancy hereby created and this Agreement shall thereafter be deemed to have no further effect but such termination shall not prejudice the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent and other charges payable hereunder prior to the coming into effect of the suspension.

(e) If the Management Committee of the said Building or the like or any of the lawful authorities shall at any time during the said term hereby created make any reasonable complaint opposition objection or protest against the Tenant on the user of the said premises the Tenant shall forthwith cease to use the said premises in the manner which gave rise to the said complaint opposition objection or protest.

(f) For the purpose of these presents any act default or omission of the agents

employees servants visitors and licensees of the Tenant shall be deemed to be the act default or omission of the Tenant.

(g) The Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

(i) In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any malfunctioning defect in or breakdown of the lifts escalators and central air-conditioning (if any) and chilled water supply system electric power and water supplies central, fire warning and fighting apparatus and installations or any other service provided in the Building; or

(ii) In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building; or

(iii) For the security or safekeeping of the said premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical system of alarm (if any) of whatever nature shall not create any obligation on the part of the Landlord as to the security of the said premises or any contents therein and the responsibility for the safety of the said premises and the contents thereof shall at all times rest with the Tenant.

(h) The Tenant shall fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord in respect of any damage or injury to any person whomsoever caused by or through or in any way owing to the overflow of water, escape of fumes, smoke, fire or any other substance from the said premises caused by the negligence of the Tenant.

(i) Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to them by registered post at its last known address in Hong Kong or left on the said premises and shall be sufficiently served on the Landlord if delivered to him by registered post at his last known residential address in

Hong Kong. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

(j) It is hereby expressly agreed and declared that notwithstanding any statutory provision to the contrary the Tenant will promptly and punctually quit and deliver up possession of the said premises at the end or sooner determination of the tenancy hereby created.

(k) The stamp duty and registration fees (if any) payable under this Agreement and its duplicate and the costs for and incidental to the preparation and signing of this Agreement together with disbursements payable thereon shall be paid by the Landlord and Tenant in equal share.

(l) No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance and non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

(m) This Agreement supersedes all previous agreement whether parol or in writing express or implied between the parties hereto. No warranties or representations whatsoever relating to the said premises or the obligations of the Landlord whether express or implied have been made by the Landlord or by any third party on its behalf. If any warranty or representation express or implied has been made, the same is withdrawn or deemed to have been withdrawn immediately before the signing of this Agreement.

8. The Tenant hereby expressly declares that no premium or key money or any other

consideration has been paid by it to the Landlord in connection with obtaining this tenancy of the said premises.

9. The Landlord and the Tenant hereby agree that the term, or conditions or matters set out in the Second Schedule hereto (if any) shall apply to this Agreement and shall be deemed to be incorporated herein.

10. In this Agreement unless the context otherwise requires:-

   (a) "Month" and "monthly" refer to a calendar month.

   (b) Words importing the masculine gender include the feminine gender and the neuter gender and vice versa and words importing the singular number include the plural number and vice versa and where two or more persons are comprised in the expression "the landlord" and "the Tenant" the covenants agreements herein contained on the part of the Landlord and the Tenant shall be deemed to be made by such persons jointly and severally.

   (c) "Person" includes an individual a partnership and a company or other corporate or unincorporated body.

AS WITNESS the hands of the said parties hereto the day and year first above written.

THE FIRST SCHEDULE ABOVE REFERRED TO

Term		Meaning
"The Landlord"	:	CHEE YEN INVESTMENT COMPANY (PTC) LIMITED (慈恩投資有限公司) B.R. NO. 21187877 Unit1705, 17/F., Port 33, 33 Tseuk Luk Street, San Po Kong, Kowloon, Hong Kong.
"The Tenant"	:	INTELLIGENT JOY LIMITED (慧悅公共關係顧問集團有限公司) B.R. NO. 66809402 6/F, Wing On Cheong Building, No. 5 Wing Lok Street, Sheung Wan, Hong Kong
"The Rent"	:	HONG KONG DOLLARS Forty Thousand Only (HK$43,000.00) (exclusive of Rates, Government Rent and Management fees).
"The Rent Deposit"	:	HONG KONG DOLLARS One Hundred Twenty Thousand Only (HK$ 129,000.00)
"The Management & Air-Conditioning Charges Deposit	:	HONG KONG DOLLARS Twenty Six Thousand Four Hundred Only (HK$26,400.00)
"The Rates Deposit"	:	HONG KONG DOLLARS Six Thousand Six Hundred Only (HK$6,600.00)
"Term of Tenancy"	:	Two Years expiring on the 30th day of June, 2023
"Date of Commencement of Tenancy"	:	The 1st day of July, 2021
"Use of the premises"	:	For non-domestic use only
"The Premises"	:	6/F, Wing On Cheong Building, No. 5 Wing Lok Street, Sheung Wan, Hong Kong

THE SECOND SCHEDULE ABOVE REFERRED TO

PART I

MANAGEMENT FEE

The Management Fee : currently HONG KONG DOLLARS Eight Thousand Eight Hundred Only (HK$8,800.00) per calendar month payable in advance without any deduction or set off whether legal or equitable whatsoever. When the term of tenancy does not commence on the 1st day of a month, the Landlord may require the Tenant to pay Management Fee for the particular month on a pro-rata basis, namely from the commencement day to the end of the month, and thereafter the Tenant shall pay Management Fee on the 1st day of each calendar month but the Management Fee for the last month of the term shall be apportioned on a pro-rata basis.

PART II

RENT FREE PERIOD

Notwithstanding anything herein contained to the contrary, the parties hereto hereby agree that the Tenant shall be entitled to a rent-free period from 1st July 2022 to 31st day of July 2022 (both days inclusive) ("the Rent Free Period"). The Tenant shall not be required to pay rent to the Landlord for the Rent Free Period. Provided that the Tenant shall be responsible to pay all the Management Fee, Rates and electricity payable in respect of the said premises during the said Rent Free Period.

PART III

BREAK CLAUSE

Notwithstanding anything to the contrary hereinbefore contained, the either party shall be entitled to terminate this Agreement earlier than as herein provided by serving not less than 2 months' written notice or by paying 2 months' Rent in lieu to the other party provided that the said written notice shall not be served before the expiration of [10th] month of the Term of Tenancy.

SIGNED by LAW Shiu Wing Finance Manager For and on behalf of the Landlord whose signatures in the presence of :-	))))	*For and on behalf of* CHEE YEN INVESTMENT COMPANY (PTC) LIMITED .... *Authorized Signature(s)*

Ms. Lui Ka Yi
(H.K.I.D.# K767187(3))

SIGNED by LIU Hui For and on behalf of the Tenant whose signatures in the presence of:-	))))	INTELLIGENT JOY LIMITED

Po Lok Tat
Y451236(5)

RECEIVED the day and year first above written of and from the Tenant the sum of DOLLARS ONE HUNDRED SIXTY-TWO THOUSAND ONLY Hong Kong Currency (Including the sum of HK$159,600.00 carried forward from the deposit paid by the Tenant to the Landlord under the Precedent Tenancy Agreement) Being the deposit money above expressed to be paid by the Tenant to the Landlord.	)))))))))) (HK$162,00.00)	*For and on behalf of* CHEE YEN INVESTMENT COMPANY (PTC) LIMITED .... *Authorized Signature(s)*

Dated the 16 AUG 2021

CHEE YEN INVESTMENT COMPANY (PTC) LIMITED

To

INTELLIGENT JOY LIMITED

****

TENANCY AGREEMENT

****

DEED OF GUARANTEE

Re: 6/F, Wing On Cheong Building, No. 5 Wing Lok Street, Hong Kong

IN CONSIDERATION of your having agreed at my request to grant to INTELLIGENT JOY LIMITED ("the Tenant") a tenancy of the above premises ("the Premises") for a term of TWO YEARS commencing on the 1st day of July, 2021 and expiring on 30th day of June, 2023 at the monthly rent of HK$43,000.00 (exclusive of rates and management fee) payable monthly in advance upon the terms of a Tenancy Agreement dated the even date herewith ("the Agreement"). I, Liu Hui (Holder of H.K.I.D. No. M371944(3)) of Flat 21C, Block 3, Hampton Place, No. 11 Hoi Fan Road, Tai Kok Tsui, Kowloon, Hong Kong. UNCONDITIONALLY AND IRREVOCABLY UNDERTAKE AND GUARANTEE the payment by the Tenant to you of the said rent and other monies payable by the Tenant under the Agreement and the performance and observance by the Tenant of all the terms and conditions of the Agreement upon the following conditions:-

(1) If the Tenant shall make default in the payment of the said rent or other monies payable by the Tenant under the Agreement for a period of fifteen (15) days, I will upon a written request by you pay you the said rent and other monies which shall be in arrear.

(2) If the Tenant shall make default in the performance or observance of any of the provisions on its part contained in the Agreement, I will pay to you all losses damages expenses and costs which you shall be entitled to recover by reason of such default to the extent to which you shall be unable to recover them from the Tenant.

(3) This Guarantee shall continue until the expiration or sooner determination of the said term of tenancy of the Premises and extend to the acts, neglects and defaults of the Tenant during that period and upon expiration or sooner determination of the said term.

(4) This Guarantee shall not be affected revoked released or discharged nor shall I be released or discharged from this Guarantee by any of the following events:-

    (i) my death or bankruptcy or the death or bankruptcy/winding up of the Tenant;

    (ii) your giving to the Tenant time in which to meet his rent or other indulgence in respect of the Tenant's obligations and liabilities under the Agreement; or

    (iii) any arrangement made between you and the Tenant without my assent or knowledge or any alteration in the obligations and/or liabilities of the Tenant under the Agreement without my assent or knowledge.

    (iv) my resignation as director to the Tenant.

(5) Any neglect or forbearance of you in endeavouring to obtain payment of the said rent or other monies when the same becomes payable or to enforce performance of the several stipulations contained in the Tenancy Agreement and on the Tenant's part to observe or any time which may be given to the Tenant by you shall not release or

exonerate or in any way affect the liability of me under this Guarantee.

(6) This Guarantee is in addition to any other guarantee(s) or security(ies) which may be held by you in respect of the obligations and liabilities of the Tenant under the Agreement.

AS WITNESS I, the said Liu Hui has duly executed this Guarantee the day of 16 AUG 2021

SIGNED SEALED and DELIVERED)
by the said Liu Hui)
(Holder of H.KI.D. No. M371944(3))
as the Guarantor in the presence of:-)

INTELLIGENT JOY LIMITED

Pu Lok Tat

Y451236 (5)